UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019
WILLSCOT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
901 S. Bond Street, #600
Baltimore, Maryland 21231
(Address, including zip code, of principal executive offices)
(410) 931-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market
Warrants to purchase Class A common stock(1)	WSCWW	OTC Markets Group Inc.
Warrants to purchase Class A common stock(2)	WSCTW	OTC Markets Group Inc.
(1) Issued in connection with the initial public offering of Double Eagle Acquisition Corp., the registrant’s legal predecessor company, in September 2015, which are exercisable for one-half of one share of the registrant’s Class A common stock for an exercise price of $5.75.
(2) Issued in connection with the registrant’s acquisition of Modular Space Holdings, Inc. in August 2018, which are exercisable for one share of the registrant’s Class A common stock at an exercise price of $15.50 per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to the 2017 Incentive Award Plan
On November 14, 2019, the Board of Directors (the “Board”) of WillScot Corporation (the “Company”) adopted an amendment to the Company’s 2017 Incentive Award Plan (the “2017 Plan”) in which the named executive officers of the Company are eligible to participate.
The 2017 Plan was amended to provide that future awards under the 2017 Plan (other than cash-based awards) will have a one-year minimum vesting requirement. However, such minimum vesting requirement does not apply to the following award types under the 2017 Plan: (1) awards granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines; (2) shares delivered in lieu of fully vested cash awards; (3) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (4) additional awards that the Compensation Committee of the Board (the “Compensation Committee”) may grant up to a maximum of five percent (5%) of the available share reserve originally authorized for issuance under the 2017 Plan. In addition, such minimum vesting requirement does not apply with regard to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award.
The foregoing description of the amendment to the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed with this Current Report on Form 8-K as Exhibit 10.1. A description of the material terms of the 2017 Plan is included in the Company’s definitive proxy statement/prospectus (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2017 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2017 Plan, which is attached as Annex E to the Prospectus and is also incorporated herein by reference.
Adoption of Executive Incentive Compensation Recoupment Policy
On November 14, 2019, the Board adopted an Executive Incentive Compensation Recoupment policy (the “Recoupment Policy”). Under the Recoupment Policy, future performance incentive awards made to officers of the Company (within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended) will be subject to potential recoupment if: (1) a payment or the delivery of shares under the award was predicated on achieving certain financial results that were subject to a material restatement (other than a restatement due to changes in accounting policy); and (2) a lower payment would have been made, or fewer shares delivered, under the award based on the restated results. The Recoupment Policy also provides for potential recoupment of performance incentive awards if an officer with such an award engages in a type of misconduct specified in the Recoupment Policy that causes, or might reasonably be expected to cause, significant reputational or financial harm to the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendments to Bylaws
On November 14, 2019, the Board adopted amendments to the Company’s Bylaws (as amended, the “Bylaws”) that were effective immediately. The amendments to the Bylaws include, but are not limited to, the following modifications:
•Section 1.5 of the Bylaws provides for additional means to postpone meetings of stockholders;
•Sections 1.8 and 2.9 of the Bylaws were amended to replace plurality voting for directors with majority voting for directors in the absence of a contested election;
•Sections 1.9 and 1.11 of the Bylaws include additional procedures that apply to stockholder actions by written consent;
•Section 1.12 of the Bylaws expands upon procedures for stockholders of the Company to nominate candidates for the Board or to bring business before meetings of stockholders;
•Section 2.6 of the Bylaws describes the selection of a Chairman, Vice Chairman, and Lead Director of the Board;
•Officers are able to appoint other officers under Section 4.1 of the Bylaws;
•Article 6 of the Bylaws is replaced to clarify indemnification rights of officers and directors of the Company; and
•Section 7.1 of the Bylaws includes language regarding the authority of officers to execute corporate contracts and instruments.
The foregoing description is qualified in its entirety by reference to the Bylaws, as amended as of November 14, 2019, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On November 14, 2019, the Board adopted amendments to the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Financial Code of Ethics”). The amendments to the Financial Code of Ethics include the following:
•The section of the Financial Code of Ethics entitled “General Principles” is modified to state that “Covered Officers” (as defined in the Financial Code of Ethics) must use their best efforts to produce reports and documents that the Company files with, or submits to, the SEC and also use their best efforts to prevent the unauthorized disclosure of confidential, non-public information;
•The “General Principles” section is further modified to indicate that Covered Officers must promptly report violations of the Financial Code of Ethics and other codes of ethics of the Company to the Company’s General Counsel (the "General Counsel") or the Chair of the Audit Committee of the Board (the “Audit Committee”) via the General Counsel, or directly to the Chair of the Audit Committee if the General Counsel is believed to be involved with the conduct in question being reported; and
•The section of the Financial Code of Ethics entitled “Public Disclosure” is similarly modified to indicate that, if there are any suspected issues with regard to any public disclosures or communications (in a public SEC filing or otherwise), with regard to the accuracy or completeness of such disclosures or communications, or any suspected issues with regard to any possible deficiencies in the Company’s internal control over financial reporting and/or disclosure controls for preparing SEC reports, then such issues should be reported to the General Counsel, the Chair of the Audit Committee via the General Counsel, or directly to the Chair of the Audit Committee, if the General Counsel is believed to be involved with the issues being reported.
The foregoing description is qualified in its entirety by reference to the Financial Code of Ethics, as amended as of November 14, 2019, a copy of which is attached as Exhibit 14.1 and is incorporated herein by reference.

Item 8.01	Other Events.
Review of Corporate Governance Documents and Policies
At the direction of the Board, the General Counsel conducted a review of the Company’s various corporate governance documents and policies (the “Corporate Policies”) with the objective that the General Counsel would propose enhancements to the Corporate Policies and/or new documents or policies generally in line with current best practices.
The General Counsel made an initial presentation to the Board concerning the results of the review on October 31, 2019, including proposed amendments to Corporate Policies and proposed new policies. The Board considered the materials that the General Counsel presented and gave directions to the General Counsel regarding his proposals, requesting the General Counsel to present revised materials for the Board’s review on November 14, 2019.
On November 14, 2019, the General Counsel presented revised proposed amendments to Corporate Policies and proposed new policies to the Board. The Board evaluated and ultimately adopted the proposed amendments to the Corporate Policies and proposed new policies.
Among the documents subject to review and subsequent amendment or adoption were the amendments to the 2017 Plan, the Recoupment Policy, the Bylaws, and the amendments to the Financial Code of Ethics, as well as the following list of documents, which is not an exhaustive list of all of the Corporate Policies and new policies that the Board addressed on November 14, 2019:
•The Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which were amended to reflect various changes, including, but not limited to: (i) clarifying the role of the Board with regard to corporate governance matters, including directing the affairs of the Company, overseeing risk management, selecting directors for the Board, and outlining the role and responsibilities of the Chairman; (ii) adding language regarding procedures for the Company to receive stockholder recommendations for director candidates (a process separate from stockholder nominations); and (iii) clarifying that the Nominating and Corporate Governance Committee of the Board helps the Board identify a wide and deep pool of well-qualified candidates to serve on the Board, ensuring consideration of all prospective candidates, including women and people from minority backgrounds;
•The Company’s Securities Trading Policy (the “Securities Trading Policy”), which was amended to reflect various changes, including, but not limited to: (i) providing that prohibitions on short sales, hedging transactions, and monetization transactions apply not only to the Company’s officers and directors, but also to the Company’s employees; and (ii) making clear that all officers, directors, and employees are prohibited from holding Company securities in a margin account or otherwise pledging Company Securities as collateral for a loan;

•Director Stock Ownership Guidelines (the “Director Stock Ownership Guidelines”) for the Company that, among other things, require non-employee directors of the Company to retain shares of the Company’s common stock valued at 5x the cash portion of the standard annual retainer (excluding chair and meeting fees); and
•Executive Stock Ownership Guidelines (the “Executive Stock Ownership Guidelines”) for the Company that, among other things, introduce requirements relating to the ownership of the Company’s common stock by executive officers, including, for instance, that executive officers will be required to retain shares valued at 5x base salary (for the CEO), 3x base salary (for the CFO and General Counsel) or 2x base salary (for other executive officers).

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits set forth in the following Exhibit Index are filed herewith as indicated:

EXHIBIT INDEX
3.1	Bylaws, as Amended on November 14, 2019.

10.1	First Amendment to the WillScot Corporation 2017 Incentive Award Plan.

14.1	Code of Ethics for the Chief Executive Officer and Senior Financial Officers, as Amended on November 14, 2019.

104	Cover Page Interactive Data File.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Corporation

Dated: November 15, 2019	By:	/s/ HEZRON TIMOTHY LOPEZ
Name: Hezron Timothy Lopez
Title: Vice President, General Counsel & Corporate Secretary